Exhibit 99.1

PRESS RELEASE

Blackbaud, Inc. Announces 2015 Fourth Quarter and Full Year Results
Achieves Fourth Quarter Revenue Growth of 15.1%; Non-GAAP Organic Revenue Growth of 8.5% in Constant Currency;
Announces 2016 Full Year Financial Guidance

Charleston, S.C. (February 9, 2016) - Blackbaud, Inc. (the "Company") (NASDAQ:BLKB), the leading provider of software and services for the global philanthropic community, today announced financial results for its fourth quarter and full year ended December 31, 2015.

Fourth Quarter 2015 versus Fourth Quarter 2014 Highlights

•	Total revenue growth of 15.1% to $175.9 million

•	Non-GAAP organic revenue growth of 7.0%; 8.5% in constant currency

•	Recurring revenue represented 77.6% of total revenue

•	Income from operations increased 35.3% to $10.3 million

•	Non-GAAP income from operations increased 16.7% to $32.2 million

•	Cash flow from operations growth of 73.1%, to $29.0 million

Full Year 2015 versus Full Year 2014 Highlights

•	Total revenue growth of 13.0% to $637.9 million

•	Non-GAAP organic revenue growth of 6.1%; 7.7% in constant currency

•	Recurring revenue represented 76.1% of total revenue

•	Income from operations increased 0.8% to $46.7 million

•	Non-GAAP income from operations increased 19.9% to $122.0 million

•	Cash flow from operations growth of 11.8% to $114.3 million

An explanation of all non-GAAP financial measures referenced in this press release is included below under the heading "Non-GAAP Financial Measures." A reconciliation of the Company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

2016 Full Year Financial Guidance

•	Non-GAAP revenue of $725.0 million to $740.0 million

•	Non-GAAP income from operations of $141.0 million to $147.0 million

•	Non-GAAP operating margin of 19.4% to 19.9%

•	Non-GAAP diluted earnings per share of $1.90 to $1.98

•	Cash flow from operations of $145.0 million to $155.0 million

President and CEO, Mike Gianoni, commented, "We had a strong finish to the year and are very pleased with our 2015 financial results, especially when considering this year marked the beginning of our cloud-transition for mid-market solutions like Raiser’s Edge NXT and Financial Edge NXT. Non-GAAP recurring revenue reached a record 78% of total revenue in the fourth quarter and fueled the 8.5% non-GAAP organic revenue growth after adjusting for constant currency. The Company maintained its focus on efficiency and profitability resulting in strong margin expansion for the quarter and the full year. We’ve done an excellent job positioning ourselves to accelerate our revenue growth and improve our operating leverage in 2016, which is clearly shown by our financial guidance.”

PRESS RELEASE

Fourth Quarter 2015 GAAP and Non-GAAP Financial Results

Blackbaud generated total revenue of $175.9 million in the fourth quarter of 2015, an increase of 15.1% compared to $152.8 million in the fourth quarter of 2014. Income from operations and net income were $10.3 million and $6.4 million, respectively, up from $7.6 million and $4.8 million, respectively, in the fourth quarter of 2014. Diluted earnings per share was $0.14 in the fourth quarter of 2015, up from $0.10 during the same period in 2014.

Total revenue, income from operations and net income were positively impacted in the fourth quarter from growth in subscriptions revenue and contributions from Blackbaud's acquisition of Smart Tuition in October 2015.

Blackbaud achieved non-GAAP revenue of $178.1 million and non-GAAP organic revenue growth of 7.0% in the fourth quarter of 2015. On a constant currency basis, non-GAAP organic revenue growth was 8.5% in the fourth quarter of 2015.

Non-GAAP income from operations, which excludes certain effects of acquisition-related accounting, as well as certain non-cash and other extraordinary items, increased 16.7% to $32.2 million in the fourth quarter of 2015, compared to $27.6 million in the same period in 2014. Non-GAAP net income increased 14.6% to $17.8 million in the fourth quarter of 2015 compared to $15.5 million in the same period in 2014. Non-GAAP diluted earnings per share was $0.38 in the fourth quarter of 2015, up from $0.34 per diluted share in the same period last year. Non-GAAP diluted earnings per share would have been $0.39 if it had not been for revaluation of foreign currency negatively impacting other expense by approximately $0.5 million.

Non-GAAP income from operations and non-GAAP net income were positively impacted in the fourth quarter by growth in subscriptions revenue and contributions from Blackbaud's acquisition of Smart Tuition in October 2015.

Balance Sheet and Cash Flow

The Company ended the fourth quarter with $15.4 million of cash and cash equivalents, compared to $17.6 million on September 30, 2015. The Company generated $29.0 million in cash flow from operations during the fourth quarter, returned $5.6 million to stockholders by way of dividend and had cash outlays of $8.7 million for capital expenditures and capitalized software. The Company increased net debt by $169.1 million during the fourth quarter, primarily due to the acquisition of Smart Tuition in October 2015. Following the acquisition, the total amount outstanding on the letters of credit, revolving credit loans and term loan was $429.0 million.

Full Year 2015 GAAP and Non-GAAP Financial Results

Blackbaud reported total revenue of $637.9 million for the full year 2015, an increase of 13.0% compared to $564.4 million for 2014. Income from operations and net income were $46.7 million and $25.6 million, respectively, for the full year 2015 compared to $46.4 million and $28.3 million, respectively, for 2014. Diluted earnings per share was $0.55 for the full year 2015, compared to $0.62 for 2014.

Total revenue and income from operations were positively impacted in 2015 from growth in subscriptions revenue and contributions from Blackbaud's acquisitions of WhippleHill in June 2014 and MicroEdge in October 2014, each of which contributed a full year of revenue in 2015, compared partial period contributions in the prior year. Total revenue and income from operations were also positively impacted by incremental revenue from Blackbaud's acquisition of Smart Tuition in October 2015. Net income was negatively impacted in 2015 by increased amortization of finite-lived intangible assets arising from acquisitions, as well as increased stock-based compensation.

PRESS RELEASE

Blackbaud achieved non-GAAP revenue of $647.3 million and non-GAAP organic revenue growth of 6.1% for the full year 2015. On a constant currency basis, non-GAAP organic revenue growth was 7.7% for the full year 2015.

Non-GAAP income from operations, which excludes certain effects of acquisition-related accounting, as well as certain non-cash and other extraordinary items, increased 19.9% to $122.0 million for the full year 2015, compared to $101.7 million in 2014. Non-GAAP net income increased 19.5% to $69.6 million for the full year 2015 compared to $58.3 million in 2014. Non-GAAP diluted earnings per share was $1.50 for the full year 2015, up from $1.27 per diluted share in 2014.

Blackbaud generated $114.3 million in cash flow from operations for the full year 2015, an 11.8% increase over the $102.3 million generated for the full year 2014.

Executive Vice President and CFO, Tony Boor, commented, "While many technology companies lack revenue and margin growth during a cloud-transition period, Blackbaud posted solid results on both fronts in 2015. Non-GAAP organic revenue growth improved 60 basis points to 7.7% on a constant currency basis as a result of investments we’ve made into sales, customer success and solution portfolio innovation. We maintained focus on our strategic initiative to expand margins during the year, and increased non-GAAP operating margin 130 basis points to 19.1% on a constant currency basis. I’m very pleased to report that we expect to improve upon these results in 2016. At the mid-point of our financial guidance, non-GAAP organic revenue growth exceeds 9% on a constant currency basis, and non-GAAP operating margin is approximately 20% on a constant currency basis. We will continue to effectively manage our balance sheet in 2016, allowing us to seize compelling opportunities that are accretive to our financial performance and expand our addressable market."

Long-Term Financial Goal Update

Blackbaud today announced that it is updating its long-term aspirational goal for aggregate operating cash flow over the four year period from 2014 to 2017 from its initial estimated range of $400 million to $450 million to an updated estimated range of $500 million to $550 million.

Dividend

Blackbaud announced today that its Board of Directors has declared a first quarter 2016 dividend of $0.12 per share payable on March 15, 2016 to stockholders of record on February 26, 2016.

Conference Call Details

Blackbaud will host a conference call on February 10, 2016, at 8:00 a.m. (Eastern Time) to discuss the Company's financial results, operations and related matters. A live webcast will be available and archived at www.blackbaud.com/investorrelations, or access this call by dialing 1-888-461-2030 (domestic) or 1-719-457-2712 (international) and entering passcode 507993.

Investors and others should note that Blackbaud announces material financial information including SEC filings, press releases, public conference calls and webcasts, on its website. Blackbaud also uses this channel, as well as social media channels, to communicate information about the Company, its services and other issues with its customers and the public. It is possible that information shared through social media channels could be deemed material information. Therefore, investors, the media, and others interested in the Company, are encouraged to visit Blackbaud's press room, at www.blackbaud.com/press-room, to further review any information shared through social media.

PRESS RELEASE

About Blackbaud

Serving the worldwide philanthropic community for more than 30 years, Blackbaud (NASDAQ:BLKB) combines innovative software and services, and expertise to help organizations achieve their missions. Blackbaud works in over 60 countries to power the passions of approximately 35,000 customers, including nonprofits, K-12 private and higher education institutions, healthcare organizations, foundations and other charitable giving entities, and corporations. The Company offers a full spectrum of cloud and on-premise solutions, as well as a resource network that empowers and connects organizations of all sizes. Blackbaud's portfolio of software and services support nonprofit fundraising and relationship management, digital marketing, advocacy, accounting, payments and analytics, as well as grant management, corporate social responsibility, and education. Using Blackbaud technology, these organizations raise, invest, manage and award more than $100 billion each year. Recognized as a top company, Blackbaud is headquartered in Charleston, South Carolina and has operations in the United States, Australia, Canada, Ireland and the United Kingdom. For more information, visit www.blackbaud.com.

Forward-looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: expectations that we will accelerate our revenue growth and that our operating margins will continue to improve, expectations that we will achieve our projected 2016 full year financial guidance and expectations that effectively managing our capital structure will allow us to seize compelling opportunities that accelerate our shift to the cloud and are accretive to our financial performance. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies; uncertainty regarding increased business and renewals from existing customers; a shifting revenue mix that may impact gross margin; continued success in sales growth; risks related to our dividend policy and stock repurchase program, including the possibility that we might discontinue payment of dividends; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law. All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

Non-GAAP Financial Measures

Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share. The Company has acquired businesses whose net tangible assets include deferred revenue. In accordance with GAAP reporting requirements, the Company recorded write-downs of deferred revenue to fair value, which resulted in lower recognized revenue. Both on a quarterly and year-to-date basis, the revenue for the acquired businesses is deferred and typically recognized over a one-year period, so Blackbaud's GAAP revenues for the one-year period after the acquisitions will not reflect the full amount of revenues that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP measures described above reverse the acquisition-related deferred revenue write-downs so that the full amount of revenue booked by the acquired companies is included, which the Company believes provides a more accurate representation of a revenue run-rate in a given period. In addition to reversing write-downs of acquisition-related deferred revenue, non-GAAP financial measures discussed above exclude the impact of certain items that Blackbaud

PRESS RELEASE

believes are not directly related to its performance in any particular period, but are for its long-term benefit over multiple periods.

In addition, Blackbaud discusses non-GAAP organic revenue growth and non-GAAP organic revenue growth on a constant currency basis, which it believes provides useful information for evaluating the periodic growth of its business on a consistent basis. Non-GAAP organic revenue growth excludes incremental acquisition-related revenue attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, non-GAAP organic revenue growth reflects presentation of full year incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period, and it includes the current period non-GAAP revenue attributable to those companies, as if there were no acquisition-related write-downs of acquired deferred revenue to fair value as required by GAAP. In addition, non-GAAP organic revenue growth excludes prior period revenue associated with divested businesses in the current fiscal year. The exclusion of the prior period revenue is to present the results of the divested businesses within the results of the combined company for the same period of time in both the prior and current periods. Blackbaud believes this presentation provides a more comparable representation of its current business’ organic revenue growth and revenue run-rate.

Unaudited calculations of non-GAAP organic revenue growth and non-GAAP organic revenue growth on a constant currency basis for the fourth quarter and full year of 2015, as well as unaudited reconciliations of those non-GAAP measures to their most directly comparable GAAP measures, are as follows:

(in thousands, except percentages)	Three months ended December 31,		Years ended December 31,
	2015	2014	2015	2014
GAAP revenue	$175,877	$152,813	$637,940	$564,421
GAAP revenue growth	15.1%		13.0%
(Less) Add: Non-GAAP acquisition-related revenue (1)	(7,990)	4,642	(858)	37,429
Less: Revenue from divested businesses (2)	—	(520)	—	(1,279)
Total Non-GAAP adjustments	(7,990)	4,122	(858)	36,150
Non-GAAP revenue (3)	$167,887	$156,935	$637,082	$600,571
Non-GAAP organic revenue growth	7.0%		6.1%

Non-GAAP revenue (3)	$167,887	$156,935	$637,082	$600,571
Foreign currency impact on Non-GAAP revenue (4)	2,412	—	9,623	—
Non-GAAP revenue on constant currency basis (4)	$170,299	$156,935	$646,705	$600,571
Non-GAAP organic revenue growth on constant currency basis	8.5%		7.7%

(1)
Non-GAAP acquisition-related revenue excludes incremental acquisition-related revenue calculated in accordance with GAAP that is attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, non-GAAP acquisition-related revenue reflects presentation of full-year incremental non-GAAP revenue derived from such companies, as if they were combined throughout the prior period, and it includes the current period non-GAAP revenue from the acquisition-related deferred revenue write-down attributable to those companies.

(2)
For businesses divested in the current fiscal year, non-GAAP organic revenue growth excludes a portion of the prior year period revenue associated with businesses divested of in the current fiscal year. The exclusion of the prior period revenue is to present the results of the divested business with the results of the combined company for the same period of time in both the prior and current periods.

(3)
Non-GAAP revenue for the prior year periods presented herein will not agree to non-GAAP revenue presented in the respective prior period quarterly financial information solely due to the manner in which non-GAAP organic revenue growth is calculated.

(4)
To determine non-GAAP organic revenue growth on a constant currency basis, revenues from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Canadian Dollar, EURO, British Pound and Australian Dollar.

PRESS RELEASE

Additional details of Blackbaud's methodology for calculating non-GAAP organic revenue growth and non-GAAP organic revenue growth on a constant currency basis can be found on the "Investor Relations" page of the Company's website at www.blackbaud.com/investorrelations.

As announced at its 2015 Investor Day, beginning in 2016, Blackbaud intends to update the non-GAAP tax rate it applies to the aggregate of the non-GAAP adjustments discussed above, which will impact the tax impact related to non-GAAP adjustments, non-GAAP net income and non-GAAP diluted earnings per share measures in future periods. Historically, for the purposes of determining non-GAAP net income, Blackbaud has utilized a non-GAAP tax rate of 39.0% in its calculation of the tax impact related to non-GAAP adjustments. At Investor Day, Blackbaud communicated that it would be adjusting this rate to 36.0% to better reflect its periodic effective tax rate calculated in accordance with GAAP and its then current expectations related to tax rate impacting legislation such as the domestic production activities deduction and certain credits which are recurring in nature. Subsequent to that Investor Day communication, the business research and development tax credit was permanently extended. As a result, for the purposes of determining non-GAAP net income in 2016, Blackbaud now intends to utilize a 32.0% non-GAAP tax rate in its calculation of the tax impact related to non-GAAP adjustments. The non-GAAP tax rate utilized in future periods will be reviewed annually to determine whether it remains appropriate in consideration of Blackbaud's financial results including its periodic effective tax rate calculated in accordance with GAAP, its operating environment and related tax legislation in effect and other factors deemed necessary. All fourth quarter and full year 2015 measures of the tax impact related to non-GAAP adjustments, non-GAAP net income and non-GAAP diluted earnings per share included in this news release are calculated under Blackbaud's historical methodology.
Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud's ongoing operational performance. Blackbaud believes that these non-GAAP financial measures reflect the Blackbaud's ongoing business in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business. In addition, Blackbaud believes that the use of these non-GAAP financial measures provides additional information for investors to use in evaluating ongoing operating results and trends and in comparing its financial results from period to period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to differences in the exact method of calculation between companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.

Reclassifications
In order to provide comparability between periods presented, "donor restricted cash" and "donations payable" have been renamed as "restricted cash due to customers" and "due to customers", respectively, in the previously reported consolidated balance sheet to conform to presentation of the current period. In addition, capitalized software development costs have been presented separately as "software development costs, net", in the previously reported consolidated balance sheet to conform to presentation of the current period.

PRESS RELEASE

Investor Contact:
Mark Furlong
Blackbaud, Inc.
843-654-2097
mark.furlong@blackbaud.com

Media Contact:
Nicole McGougan
Blackbaud, Inc.
843-654-3307
nicole.mcgougan@blackbaud.com

Blackbaud, Inc.
Consolidated balance sheets
(Unaudited)

(in thousands, except share amounts)	December 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$15,362	$14,735
Restricted cash due to customers	255,038	140,709
Accounts receivable, net of allowance of $4,943 and $4,539 at December 31, 2015 and December 31, 2014, respectively	80,046	77,523
Prepaid expenses and other current assets	48,666	40,392
Deferred tax asset, current portion	—	14,423
Total current assets	399,112	287,782
Property and equipment, net	52,651	49,896
Software development costs, net	19,551	9,420
Goodwill	436,449	349,008
Intangible assets, net	294,672	229,307
Other assets	21,418	17,770
Total assets	$1,223,853	$943,183
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$19,208	$11,436
Accrued expenses and other current liabilities	57,461	52,201
Due to customers	255,038	140,709
Debt, current portion	4,375	4,375
Deferred revenue, current portion	230,216	212,283
Total current liabilities	566,298	421,004
Debt, net of current portion	404,229	276,196
Deferred tax liability	27,996	43,639
Deferred revenue, net of current portion	7,119	8,991
Other liabilities	7,623	7,437
Total liabilities	1,013,265	757,267
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 56,873,817 and 56,048,135 shares issued at December 31, 2015 and December 31, 2014, respectively	57	56
Additional paid-in capital	276,340	245,674
Treasury stock, at cost; 9,903,071 and 9,740,054 shares at December 31, 2015 and December 31, 2014, respectively	(199,861)	(190,440)
Accumulated other comprehensive loss	(825)	(1,032)
Retained earnings	134,877	131,658
Total stockholders’ equity	210,588	185,916
Total liabilities and stockholders’ equity	$1,223,853	$943,183

Blackbaud, Inc.
Consolidated statements of comprehensive income
(Unaudited)

(in thousands, except share and per share amounts)	Three months ended December 31,		Years ended December 31,
	2015	2014	2015	2014
Revenue
Subscriptions	$98,336	$73,139	$331,759	$263,435
Maintenance	38,069	38,418	153,801	147,418
Services	32,100	32,603	132,978	128,371
License fees and other	7,372	8,653	19,402	25,197
Total revenue	175,877	152,813	637,940	564,421
Cost of revenue
Cost of subscriptions	52,278	38,091	167,341	133,221
Cost of maintenance	5,887	7,904	27,066	25,448
Cost of services	23,694	27,592	102,815	106,506
Cost of license fees and other	3,357	3,677	7,409	8,263
Total cost of revenue	85,216	77,264	304,631	273,438
Gross profit	90,661	75,549	333,309	290,983
Operating expenses
Sales and marketing	34,222	28,713	123,646	107,360
Research and development	22,633	22,914	84,636	77,179
General and administrative	22,840	16,159	76,084	58,277
Amortization	695	174	2,231	1,803
Total operating expenses	80,390	67,960	286,597	244,619
Income from operations	10,271	7,589	46,712	46,364
Interest expense	(2,698)	(1,952)	(8,073)	(6,011)
Other expense, net	(318)	(187)	(1,687)	(1,119)
Income before provision for income taxes	7,255	5,450	36,952	39,234
Income tax provision	844	634	11,303	10,944
Net income	$6,411	$4,816	$25,649	$28,290
Earnings per share
Basic	$0.14	$0.11	$0.56	$0.63
Diluted	$0.14	$0.10	$0.55	$0.62
Common shares and equivalents outstanding
Basic weighted average shares	45,766,891	45,377,465	45,623,854	45,215,138
Diluted weighted average shares	46,714,204	46,055,420	46,498,704	45,799,874
Dividends per share	$0.12	$0.12	$0.48	$0.48
Other comprehensive income
Foreign currency translation adjustment	416	323	62	261
Unrealized gain (loss) on derivative instruments, net of tax	779	(295)	145	92
Total other comprehensive income	1,195	28	207	353
Comprehensive income	$7,606	$4,844	$25,856	$28,643

Blackbaud, Inc.
Consolidated statements of cash flows
(Unaudited)

	Years ended December 31,
(in thousands)	2015	2014
Cash flows from operating activities
Net income	$25,649	$28,290
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	55,997	45,417
Provision for doubtful accounts and sales returns	6,825	5,248
Stock-based compensation expense	25,246	17,345
Excess tax benefits from exercise and vesting of stock-based compensation	(5,466)	(7,455)
Deferred taxes	3,165	3,050
Loss on sale of business	1,976	—
Impairment of capitalized software development costs	239	1,626
Loss on debt extinguishment and termination of derivative instruments	—	996
Amortization of deferred financing costs and discount	899	734
Other non-cash adjustments	(197)	1,163
Changes in operating assets and liabilities, net of acquisition of businesses:
Accounts receivable	(7,593)	(5,750)
Prepaid expenses and other assets	(10,979)	(8,464)
Trade accounts payable	6,133	(948)
Accrued expenses and other liabilities	(166)	4,014
Restricted cash due to customers	(34,279)	(33,510)
Due to customers	34,279	33,510
Deferred revenue	12,612	17,011
Net cash provided by operating activities	114,340	102,277
Cash flows from investing activities
Purchase of property and equipment	(18,633)	(13,911)
Capitalized software development costs	(15,481)	(8,535)
Purchase of net assets of acquired companies, net of cash acquired	(188,072)	(188,918)
Net cash used in sale of business	(521)	—
Net cash used in investing activities	(222,707)	(211,364)
Cash flows from financing activities
Proceeds from issuance of debt	312,300	365,100
Payments on debt	(184,475)	(235,589)
Debt issuance costs	(429)	(3,003)
Proceeds from exercise of stock options	32	188
Excess tax benefits from exercise and vesting of stock-based compensation	5,466	7,455
Dividend payments to stockholders	(22,508)	(22,107)
Net cash provided by financing activities	110,386	112,044
Effect of exchange rate on cash and cash equivalents	(1,392)	(111)
Net increase in cash and cash equivalents	627	2,846
Cash and cash equivalents, beginning of year	14,735	11,889
Cash and cash equivalents, end of year	$15,362	$14,735

Blackbaud, Inc.
Reconciliation of GAAP to non-GAAP financial measures
(Unaudited)

(in thousands, except per share amounts and percentages)	Three months ended December 31,		Years ended December 31,
	2015	2014	2015	2014
GAAP Revenue	$175,877	$152,813	$637,940	$564,421
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	2,239	4,642	9,371	6,242
Non-GAAP revenue	$178,116	$157,455	$647,311	$570,663

GAAP gross profit	$90,661	$75,549	$333,309	$290,983
GAAP gross margin	51.5%	49.4%	52.2%	51.6%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	2,239	4,642	9,371	6,242
Add: Stock-based compensation expense	775	894	3,494	3,605
Add: Amortization of intangibles from business combinations	7,236	7,868	29,987	24,345
Add: Employee severance	26	—	1,492	—
Subtotal	10,276	13,404	44,344	34,192
Non-GAAP gross profit	$100,937	$88,953	$377,653	$325,175
Non-GAAP gross margin	56.7%	56.5%	58.3%	57.0%

GAAP income from operations	$10,271	$7,589	$46,712	$46,364
GAAP operating margin	5.8%	5.0%	7.3%	8.2%
Non-GAAP adjustments:
Add: Acquisition-related deferred revenue write-down	2,239	4,642	9,371	6,242
Add: Stock-based compensation expense	7,347	4,853	25,246	17,345
Add: Amortization of intangibles from business combinations	7,931	8,042	32,218	26,148
Add: Employee severance	961	—	3,174	—
Add: Impairment of capitalized software development costs	239	856	239	1,626
Add: Acquisition-related integration costs	367	461	1,091	796
Add: Acquisition-related expenses	2,859	1,170	3,904	2,315
Add: CEO transition costs	—	—	—	870
Subtotal	21,943	20,024	75,243	55,342
Non-GAAP income from operations	$32,214	$27,613	$121,955	$101,706
Non-GAAP operating margin	18.1%	17.5%	18.8%	17.8%

GAAP net income	$6,411	$4,816	$25,649	$28,290

Shares used in computing GAAP diluted earnings per share	46,714	46,055	46,499	45,800
GAAP diluted earnings per share	$0.14	$0.10	$0.55	$0.62

Non-GAAP adjustments:
Add: Total Non-GAAP adjustments affecting loss from operations	21,943	20,024	75,243	55,342
Add: Loss on sale of business	—	—	1,976	—
Add: Loss on debt extinguishment and termination of derivative instruments	—	—	—	996
Less: Tax impact related to Non-GAAP adjustments	(10,544)	(9,299)	(33,223)	(26,328)
Non-GAAP net income	$17,810	$15,541	$69,645	$58,300

Shares used in computing Non-GAAP diluted earnings per share	46,714	46,055	46,499	45,800
Non-GAAP diluted earnings per share	$0.38	$0.34	$1.50	$1.27

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP financial measures (continued)
(Unaudited)

(in thousands, except percentages)	Three months ended December 31,		Years ended December 31,
	2015	2014	2015	2014
Detail of certain Non-GAAP adjustments:
Stock-based compensation expense:
Included in cost of revenue:
Cost of subscriptions	$449	$131	$1,130	$687
Cost of maintenance	67	187	420	689
Cost of services	259	576	1,944	2,229
Total included in cost of revenue	775	894	3,494	3,605
Included in operating expenses:
Sales and marketing	706	526	2,979	2,147
Research and development	1,556	1,078	4,865	3,264
General and administrative	4,310	2,355	13,908	8,329
Total included in operating expenses	6,572	3,959	21,752	13,740
Total stock-based compensation expense	$7,347	$4,853	$25,246	$17,345

Amortization of intangibles from business combinations:
Included in cost of revenue:
Cost of subscriptions	$5,775	$6,524	$23,075	$20,239
Cost of maintenance	1,003	428	4,162	772
Cost of services	375	810	2,382	2,910
Cost of license fees and other	83	106	368	424
Total included in cost of revenue	7,236	7,868	29,987	24,345
Included in operating expenses	695	174	2,231	1,803
Total amortization of intangibles from business combinations	$7,931	$8,042	$32,218	$26,148